Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in Post Effective Amendment No. 3 to the Registration Statement (Form S-3 No. 333-37789) for the registration of 18,609,491 shares of Florida Panthers Holdings, Inc. Class A Common Stock, Post Effective Amendment No. 6 to the Registration Statement (Form S-4 No. 333-23135)for the registration of 6,000,000 shares of its Class A Common Stock and Post Effective Amendment No. 4 to the Registration Statement (Form S-4 No. 333-28951) of our reports (a) dated February 5, 1998 (except Note 8, as to which the date is March 2, 1998) with respect to the financial statements of Biltmore Hotel Partners included in the Current Report on Form 8-K/A of Florida Panthers Holdings, Inc., dated March 2, 1998, as amended; and (b) dated May 4, 1998 with respect to the Historical Summaries of the Rental Pool Operations of the Biltmore Villas included in the Current Report on Form 8-K/A of Florida Panthers Holdings, Inc., dated March 2, 1998, as amended.

                                                               Ernst & Young LLP

Pheonix, Arizona
May 13, 1998